UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2010
Date of Report (Date of earliest event reported):

ACCELR8 TECHNOLOGY CORPORATION
(Exact name of registrant as specified in charter)

Colorado	0-11485	84-1072256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 North Broadway, Building 3-307, Denver, CO 80221
(Address of principal executive offices)

(303) 863-8808
Registrant’s telephone number, including area code:

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On June 16, 2010, Accelr8 Technology Corporation (the “Company”) entered into an Evaluation Agreement and Letter of Intent with a global diagnostics company (the “Diagnostics Company”).  The Evaluation Agreement and Letter of Intent are effective as of June 14, 2010.

Pursuant to the Evaluation Agreement, the Diagnostics Company will evaluate the results of the Company’s BACcel system in identifying the type and quantity of bacterial pathogens in clinical specimens.  In connection with the Evaluation Agreement, the Diagnostics Company agreed to pay the Company a fixed amount.  The Evaluation Agreement will terminate on October 30, 2010, unless extended by the mutual written consent.  Either party may terminate the Evaluation Agreement upon 30 days prior written notice.

Pursuant to the Letter of Intent, the Company and the Diagnostics Company agreed to negotiate in good faith a formal business relationship and definitive agreement regarding the design, development, commercialization and support strength of each party within 160 days of the date of the Letter of Intent.   The Letter of Intent is non-binding and grants the Diagnostics Company the exclusive right (the “Exclusive Right”) to evaluate and negotiate a license to the Company’s intellectual property for a period of three months after the submission of the final research report prepared pursuant to the Evaluation Agreement.  In consideration for granting the Diagnostics Company the Exclusive Right, the Company will receive a monthly fee for a maximum of five months.  The Exclusive Right may be extended three additional 30 day periods by paying the Company an additional fee for each 30 day period extended.   The payments made pursuant to the Letter of Intent, if any, shall be credited against any license fee, development milestone or other payment made by the Diagnostics Company to the Company at any point in the future.

The Company intends to submit a confidential treatment request for certain of the terms of the Evaluation Agreement and Letter of Intent, including but not limited to the financial terms of the Evaluation Agreement and the Letter of Intent and the name of the Diagnostics Company.

On June 17, 2010, the Company issued a press release announcing entering into the Evaluation Agreement and the Letter of Intent.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits.

The following is a complete list of Exhibits filed as part of this Current Report on Form 8-K.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

99.1	Press Release dated June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2010	ACCELR8 TECHNOLOGY CORPORATION

By: /s/ Thomas V. Geimer
Thomas V. Geimer, Chief Executive Officer